                                                                    Exhibit 99.1

For Immediate Release                       Contact: Rubenstein Associates, Inc.
                                                                  Robert Solomon
                                                                  (212) 843-8050
Lone Star Steakhouse & Saloon, Inc.                             Nasdaq: STAR
Lone Star CEO Adopts 10b5-1 Plan
Lone Star CEO Adopts 10b5-1 Plan
Wichita, Kansas                                                  October 8, 2003

Lone Star Steakhouse & Saloon,  Inc. ("Lone Star" or "Company")  announced today that Jamie B. Coulter, Chief Executive Officer of the Company, has established a plan to sell a portion of the Lone Star common shares he owns in accordance with
Rule 10b5-1 under the Securities Exchange Act of 1934.

Rule  10b5-1  permits  officers  and  directors  of  public  companies  to adopt predetermined  plans for selling  specified  amounts of stock.  The plans may be entered into only when the director or officer is not in  possession of material non-public  information,  and  may be  used to  gradually  diversify  investment portfolios  and to minimize the market  effect of stock sales by spreading  them out over an extended period of time.

Under the plan, Mr. Coulter has directed a broker  unaffiliated with the Company to sell, subject to certain conditions,  up to 400,000 common shares held by him over the period  commencing  October 9, 2003 and ending  January 30, 2004.  Such shares may include up to 400,000  shares  issuable  upon the exercise of options expiring in January 2004.

Lone  Star  owns and  operates  249  domestic  and 19  international  Lone  Star
Steakhouse & Saloon restaurants; 15 Sullivan's Steakhouse restaurants;  five Del
Frisco's Double Eagle Steak House  restaurants and one Frankie's  Italian Grille restaurant.  Licensees  operate three domestic and one  international  Lone Star restaurants,  and one domestic Del Frisco's Double Eagle Steak House restaurant.
More information can be found at www.lonestarsteakhouse.com.